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                                                            EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT is made as of this 15th day of May, 1996, by and between Patriot American Hospitality, Inc., a Virginia corporation (the "Company"), and LaSalle Advisors Limited Partnership, a registered investment advisor (the "Investor"), for the benefit of a single client (the "Pecuniary Owner").

                                    RECITALS

     WHEREAS, the Company, Patriot American Hospitality Partnership, L.P. (the "Partnership") and the Investor (for the benefit of the Pecuniary Owner and another Client) are parties to a Preferred Unit Purchase Agreement (the "Preferred Unit Purchase Agreement") and a Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") of even date herewith (collectively, the "Purchase Agreements"); and

     WHEREAS, in order to induce the Investor to invest funds in the Partnership and the Company pursuant to the Purchase Agreements and to induce the Company and the Partnership to enter into the Purchase Agreements, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor and the Pecuniary Owner to cause the Company to register shares of the Company's common stock, no par value per share (the "Common Stock") received by the Investor on behalf of the Pecuniary Owner in exchange for the Partnership's Preferred Units (the "Preferred Units") pursuant to the Preferred Unit Purchase Agreement and shares of Common Stock purchased on behalf of the Pecuniary Owner pursuant to the Common Stock Purchase Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

I.   REGISTRATION RIGHTS

     The Company covenants and agrees as follows:

     1.1 Definitions.

     For purposes of this Section 1:

     (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registrable Securities" means (1) the Common Stock issuable or issued upon exchange of the Partnership's Preferred Units issued and sold pursuant to the Preferred Unit Purchase Agreement, (2) the Common Stock issued and sold to the Investor pursuant to the Common Stock Purchase Agreement, and
(3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
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as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Units or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Section 1 are not assigned;

     (c) The term "Act" means the Securities Act of 1933, as amended, or any successor legislation thereto.

     (d) The term "Holder" shall mean the beneficial holder from time to time of Registrable Securities.

     1.2 Demand Registration.

     If the Company shall receive, at any time following the date of issuance of the Preferred Units and Common Stock pursuant to the Purchase Agreements (the "Original Issue Date") during which the Company is not eligible to use Securities and Exchange Commission Form S-3 ("Form S-3"), and before the fourth anniversary of the Original Issue Date, one or more written requests from a Holder that the Company file a registration statement under the Act covering Registrable Securities then outstanding for which the expected aggregate offering price to the public net of underwriter's discounts and commissions, if any, would exceed $1,000,000, then the Company shall use its reasonable efforts to file as soon as practicable, and shall, in any event, file within sixty (60) days of the receipt of such request, a registration statement under the Act covering the Registrable Securities requested to be registered in such notice and, at the Company's option all additional Registrable Securities that were not requested to be registered in such notice, and, shall keep such registration statement in effect for a period of at least ninety (90) days; provided, however, that if the Company determines in good faith that, due to business interests or pending transactions, it would not be in the Company's best interests to file such registration statement at that time, the Company may direct that such request for registration be delayed for a period not in excess of sixty (60) days. The Company shall not be required to honor a request by the Investor under this Section 1.2 to register Common Stock to be obtained in exchange for Preferred Units unless the Holder has given prior notice of its intent to exchange Preferred Units into the Common Stock sought to be registered. The Company shall in no event be required to file more than two registration statements under this Section 1.2.

     1.3 Shelf Registration.

     At any time following the Original Issue Date during which the Company is eligible to use Form S-3, if the Company shall receive a written request from a Holder that the Company file a shelf registration statement on Form S-3 (or any successor form) under Rule 415 under the Act (or any successor rule) covering the Registrable Securities then outstanding, then the Company shall use its reasonable efforts to file as soon as practicable, and shall, in any event, file within sixty (60) days of the receipt of the request, a shelf registration statement under the Act covering the Registrable Securities requested to be registered in such notice and, at the Company's option all additional Registrable Securities that were not requested to be registered in such notice, and, shall maintain the effectiveness of such registration statement until the earlier of (a) the date immediately following the date on which all shares registered thereunder have been sold or (b) the fourth anniversary of the Original Issue Date subject to Section 1.4; provided, however, that
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if the Company determines in good faith that, due to business interests or pending transactions, it would not be in the Company's best interests to file such registration statement at that time, the Company may direct that such request for registration be delayed for a period not in excess of sixty (60) days. The Company shall not be required to honor a request by the Investor under this Section 1.3 to register Common Stock to be obtained in exchange for Preferred Units unless the Investor has given prior notice of its intent to convert the Preferred Units into the Common Stock sought to be registered.

     1.4 Suspension of Registration Statement.

     (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

     (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use its best efforts to cause the registration statement and any filings with any state securities commission to become effective or to amend or supplement the registration statement shall be suspended in the event and during such period as either of the following circumstances exist: (i) an underwritten primary offering by the Company if the Company is advised by the underwriters that sale of Registrable Securities under the registration statement would have a material adverse effect on the primary offering or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the registration statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or inadvisable to cause the registration statement or such filings to become effective or to amend or supplement the registration statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed 90 days. The Company shall notify the Holder of the existence and, in the case of circumstances referred to in clause (i) of this Section 1.4(b), nature of any Suspension Event.

     1.5 Black-Out Period.

     Following the effectiveness of the registration statement and the filings with any state securities commissions, the Holders agree that they will not effect any sales of Registrable Securities pursuant to the registration statement or any such filings at any time after they have received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the registration statement or filing. The Holder may recommence effecting sales of the Registrable Securities pursuant to the registration statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company no later than 5 days after the conclusion of any such Suspension Event.
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II.  OBLIGATIONS OF THE COMPANY

     Whenever required under Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible but in no event later than the time set forth in Section 1:

     (a) Prepare and file with the SEC a registration statement with respect to such of the Registrable Securities as are set forth in the request, and cause such registration statement to become effective and use its best efforts to keep such registration statement effective for the period set forth in Section 1.2 or 1.3, as applicable.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder (or its assignee).

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event the registration statement is used in an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that the Investor has also entered into and performed its obligations under such an agreement.

     (f) Notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


III. FURNISH INFORMATION

     The Company's obligation to cause any registration statement to become effective in connection with distribution of any Registrable Securities pursuant to Section 1 shall be contingent upon the Investor, with reasonable promptness, furnishing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as shall be required to effect the registration of the Registrable Securities.
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IV.  INDEMNIFICATION

     In the event of any registration under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the Pecuniary Owner, any underwriter (as defined in the Act) for the Investor and each person, if any, who controls the Investor, the Pecuniary Owner or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to the Investor, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, Pecuniary Owner, underwriter or controlling person.

     (b) To the extent permitted by law, the Investor, as agent for and on behalf of the Pecuniary Owner, will indemnify and hold harmless, to the extent of the proceeds received by the Investor, as agent for and on behalf of the Pecuniary Owner, the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other shareholder of the Company selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities
(or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor, as agent for and on behalf of the Pecuniary Owner, expressly for use in connection with such registration; and the Investor, as agent for and on behalf of the Pecuniary Owner, will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection (b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however,
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that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this subsection (b) exceed the gross proceeds from the offering (excluding underwriting discounts and commissions) received by the Investor, as agent for and on behalf of the Pecuniary Owner.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section. No indemnifying party under this Agreement shall enter into any settlement or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

     (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation or Violations that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

     (e) The obligations of the Company and the Investor, as agent for and on behalf of the Pecuniary Owner, under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under
Section 1, and otherwise.
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V.   EXPENSES OF REGISTRATION

     All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance shall be borne by the Company, except: (i) that the Company shall not be required to pay underwriters' fees, discounts, commissions, or stock transfer taxes relating to the Registrable Securities or the fees and disbursements of counsel to the Holder; and (ii) all costs associated with a request for registration pursuant to Sections 1.2 and 1.3 shall be borne by the Holder if such Request is made prior to the expiration of six (6) months following the Original Issue Date.


VI.  MISCELLANEOUS

     6.1 No Other Registration Rights.

     The Company hereby represents and warrants that as of the date hereof, except for the rights granted to the holders of Common Stock and Preferred Units pursuant to this Agreement and the registration rights granted pursuant to the Agreements set forth on Schedule 6.1 hereto, it has not granted registration rights to any other person.

     6.2 Eligibility to Use Rule 144.

     The Company agrees to file all materials required to be filed under Sections 13 and 14 of the 1934 Act so as to enable the Investor to sell Registrable Securities under Rule 144, as amended, under the Act beginning two years (or any shorter period as the Rule may allow) after the Original Issue Date and expiring on the tenth anniversary of the Original Issue Date.

     6.3 Successors and Assigns.

     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     6.4 Governing Law.

     This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia.

     6.5 Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     6.6 Titles and Subtitles.

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.7 Notices.

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (iii) on the next business day after dispatch via nationally recognized overnight courier or (iv) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

     If to the Investor to:

     LaSalle Advisors Limited Partnership
     100 East Pratt Street
     Baltimore, Maryland 21202
     Attn:    William K. Morrill, Jr.
              Managing Director

     with a copy to:

     Elizabeth Grieb, Esquire
     Piper & Marbury L.L.P.
     36 South Charles Street
     Baltimore, Maryland 21201

     If to the Company, to:

     Patriot American Hospitality, Inc.
     3030 LBJ Freeway
     Suite 1500
     Dallas, Texas 75234
     Attn: Paul A. Nussbaum, Chairman of the Board and Chief Executive Officer

     with copies to:

     Gilbert G. Menna, P.C.
     Goodwin, Procter & Hoar  LLP
     Exchange Place
     Boston, Massachusetts 02109-2881
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     6.8 Expenses.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     6.9 Amendments and Waivers.

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future holder of all such Registrable Securities, and the Company.

     6.10 Severability.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.11 Entire Agreement.

     This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

                  [Remainder of Page Intentionally Left Blank]
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     IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first above written.

PATRIOT AMERICAN HOSPITALITY, INC.                LASALLE ADVISORS
                                                  LIMITED PARTNERSHIP


By:___________________________                    By:__________________________
   Paul A. Nussbaum, Chairman                         William K. Morrill, Jr.,
   of the Board and Chief Executive Officer           Managing Director

Address:                                          Address:
3030 LBJ Freeway, Suite 1500                      100 E. Pratt Street
Dallas, Texas 75234                               Baltimore, Maryland 21202
Attn: Paul A. Nussbaum                            Attn:  William K. Morrill, Jr.
Fax: (214) 888-8029                               Fax: (410) 347-0612